Exhibit 10.11

Tri-party Creditor's Right Transfer Agreement

Party A: Beijing ZYTX Technology Co., Ltd

Party B: Beijing Ying Tong Ji Xun Science & Technology Development Co. Ltd

Party C: Beijing San Teng Da Fei Technology Development Co. Ltd

Whereas:

    From July 17, 2009 to December 1, 2009, Party A and Party B signed three purchase contracts for a product of wireless internet (including supplementary agreements), according to provisions of contracts, Party A purchased 70,000 sets of wireless internet terminal.  Up to now, Party A has made advance payment amounting to RMB 139,700,000 in total to Party B, such advance payment has actually formed creditor’s rights of Party A to Party B (the “Creditor’s Rights”).

    On the principle of mutual benefit and reciprocity, through amicable negotiation by Party A, B, and C, Party A and B agree to transfer part of the Creditor’s Rights to Party C.  Party C, agree to accept such part of the Creditor’s Rights.  According to Contract Law of the People's Republic of China and Company Law of the Peoples Republic of China and other related laws and regulations, the following agreement is reached on transfer of the Creditor’s Rights for jointly complying with.

Article 1 Transfer of object

    Party A agrees to transfer part of the Creditor’s Rights amounting to RMB 72,400,000 to Party C, which involves 36,200 sets of wireless internet terminal, and Party C agree to accept such Creditor’s Rights.

Article 2 Transfer price

    Party A, and Party C agree transfer price of Creditor’s Rights is RMB 72,400,000.

Article 3 Other provisions

    1. Any amendment and supplementation made herein shall be in writing and legally signed and sealed by each party.

    2. Any dispute arising from performance of this agreement shall be settled through amicable negotiation, if negotiation fails, either party shall be entitled to institute legal proceedings before People’s Court with jurisdiction.

    3. This agreement is made in triplicate, one copy for Party A, B, and C, respectively, with equal force.

    4. This agreement comes into force upon signed by each party.

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Party A (official seal):  Beijing ZYTX Technology Co., Ltd
/s/
Signing time: June 29, 2010

Party B (official seal): Beijing Ying Tong Ji Xun Science & Technology Development Co. Ltd
 /s/
Signing time: June 29, 2010

Party C (official seal): Beijing San Teng Da Fei Technology Development Co. Ltd
/s/
Signing time: June 29, 2010